Exhibit 10.3

PepsiAmericas, Inc. Executive Deferred Compensation Plan

As Amended and Restated Effective January 1, 2003

PepsiAmericas, Inc. Executive Deferred Compensation Plan

PepsiAmericas, Inc., effective January 1, 2003 (“Effective Date”), adopts, amends and restates the PepsiAmericas, Inc. Supplemental Savings Plan (“Plan”).

As amended and restated, (a) the Plan’s new name will be the PepsiAmericas, Inc. Executive Deferred Compensation Plan; and (b) the Plan will represent a master plan for adoption by participating employers to create a separate plan for its employees.

Effective January 1, 2003, the PepsiAmericas, Inc. MIC Deferral Plan is merged into the Plan.

This Plan is intended, with respect to each participating employer, to be in part an unfunded, deferred compensation plan for a select group of management or highly compensated employees, as described in Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974 (“ERISA”) and in part to be an excess benefit plan described in Section 3(36) of ERISA.

TABLE OF CONTENTS

ARTICLE I	DEFINITIONS

ARTICLE II	PARTICIPATION
2.1	Eligibility

ARTICLE III	PARTICIPANT DEFERRAL ELECTIONS
3.1	Employee Deferral Election
3.2	Election Procedures
3.3	Coordination with RSP

ARTICLE IV	DEFERRALS AND POSTINGS
4.1	Employer Savings Deferral
4.2	Employee Savings Deferral
4.3	Replacement RSP Employer Deferral
4.4	Replacement RSP Employee Deferral
4.5	Employer Nonelective Deferral
4.6	Retirement Bonus Account Deferral
4.7	Fixed Dated Bonus Account Deferral
4.8	LTIP Bonus Account Deferral

ARTICLE V	ACCOUNTING FOR PARTICIPANTS’ ACCOUNTS AND FOR INVESTMENT FUNDS
5.1	Individual Participant Accounting
5.2	Accounting for Investment Funds

ARTICLE VI	INVESTMENT FUNDS AND ELECTIONS
6.1	Elections
6.2	Investment of Deferrals
6.3	Investment of Accounts
6.4	Restrictions on Measurement
6.5	Procedures
6.6	PepsiCo Transfer Account

ARTICLE VII	VESTING AND FORFEITURES
7.1	Fully Vested Deferral Accounts

ARTICLE VIII	WITHDRAWALS
8.1	Withdrawals for Hardship
8.2	Withdrawal Processing

ARTICLE IX	DISTRIBUTIONS
9.1	Form and Timing of Employee Savings Account and Employer Savings Account Distributions
9.2	Form and Timing of Retirement Bonus Account Distributions
9.3	Form and Timing of Fixed Date Bonus Account Distributions
9.4	Form and Timing of LTIP Deferral Account Distributions
9.5	Procedures for Elections
9.6	Survivor Benefit of Accounts
9.7	Cashout Distributions
9.8	Grandfather Elections
9.9	MIC Deferral Accounts

TABLE OF CONTENTS (cont.)

9.10	Payment of Accounts Due to an Investment Grade Rating Change
9.11	Payment of Accounts Due to a Change of Control

ARTICLE X	AMENDMENT
10.1	Prior to a Change of Control
10.2	After a Change of Control

ARTICLE XI	TERMINATION

ARTICLE XII	ADMINISTRATION
12.1	Authority to Administer Plan
12.2	Facility of Payment
12.3	Claims Procedure for Claims Made Prior to January 1, 2002
12.4	Claims Procedure for Claims Made on and after January 1, 2002
12.5	Notices to Participants, Etc.
12.6	Notices to Senior Vice President

ARTICLE XIII	PARTICIPATING EMPLOYERS
13.1	Adoption
13.2	Transfers of Employment
13.3	Withdrawal from Plan

ARTICLE XIV	MISCELLANEOUS PROVISIONS
14.1	Finality of Determination
14.2	Expenses
14.3	Indemnification and Exculpation
14.4	Funding
14.5	Corporate Action
14.6	Interests not Transferable
14.7	Effect on Other Benefit Plans
14.8	Legal Fees and Expenses
14.9	Deduction of Taxes from Amounts Payable
14.10	Facility of Payment
14.11	Merger
14.12	Gender and Number
14.13	Invalidity of Certain Provisions
14.14	Headings
14.15	Notice and Information Requirements
14.16	Governing Law

ARTICLE I DEFINITIONS

The following Sections of this Article I provide basic definitions of terms used throughout this Plan, and whenever used herein in a capitalized form, except as otherwise expressly provided, the terms shall be deemed to have the following meanings:

1.1	"Accounts Period" means each business day.

1.2	"Accounts" means the record of a Participant's interest in this Plan represented by his or her:

(a)	"Employee Savings Account" which means a Participant's interest in this Plan composed of Employee Savings Deferrals posted for each Plan Year on or after the Effective Date to the Participant under this Plan, if any (as identified by the Senior Vice President) for such Plan Year, plus all income and gains deemed credited to and minus all losses deemed charged to such Account, as measured by the investment returns of each Investment Fund designated by the Participant, and minus all withdrawals and distributions actually charged to such Account; and

(b)	"Employer Savings Account" which means a Participant's interest in this Plan composed of Employer Savings Deferrals and Employer Nonelective Deferrals posted for each Plan Year on or after the Effective Date to the Participant under this Plan (as identified by the Senior Vice President) for such Plan Year, plus all income and gains deemed credited to and minus all losses deemed charged to such Account, as measured by the investment returns of each Investment Fund designated by the Participant, and minus all withdrawals and distributions actually charged to such Account.

(c)	"ERP Accounts" which consists of the following Accounts:

(1)	"Replacement RSP Employee Account" which means a Participant's interest in this Plan composed of Replacement RSP Employee Deferrals posted for each Plan Year on or after January 1, 1994, and prior to January 1, 2000, to the Participant under this Plan, if any (as identified by the Senior Vice President) for such Plan Year, plus all income and gains deemed credited to and minus all losses deemed charged to such Account, as measured by the investment returns of each Investment Fund designated by the Participant, and minus all withdrawals and distributions actually charged to such Account; and

(2)	"Replacement RSP Employer Account" which means a Participant's interest in this Plan composed of Replacement RSP Employer Deferrals posted for each Plan Year on or after January 1, 1994, and prior to January 1, 2000, to the Participant under this Plan (as identified by the Senior Vice President) for such Plan Year, plus all income and gains deemed credited to and minus all losses deemed charged to such Account, as measured by the investment returns of each Investment Fund designated by the Participant, and minus all withdrawals and distributions actually charged to such Account.

(3)	"RSP Employee Account" which means a Participant's interest in this Plan composed of RSP Employee Deferrals posted under this Plan prior to January 1, 1994, if any (as identified by the Senior Vice President), plus all income and gains deemed credited to and minus all losses deemed charged to such Account, as measured by the investment returns of each Investment Fund designated by the Participant, and minus all withdrawals and distributions actually charged to such Account.

(4)	"RSP Employer Account" which means a Participant's interest in this Plan composed of RSP Employer Deferrals posted under this Plan prior to January 1, 1994, if any (as identified by the Senior Vice President), plus all income and gains deemed credited to and minus all losses deemed charged to such Account, as measured by the investment returns of each Investment Fund designated by the Participant, and minus all withdrawals and distributions actually charged to such Account.

(5)	"PepsiCo Transfer Account" which means a Participant's interest in this Plan composed of liabilities and obligations accrued by a Participant as of the Effective Date under the PepsiCo Executive Income Deferral Program, which liabilities and obligations are assumed by this Plan as of the Effective Date to the extent provided by this Plan.

(d)	"MIC Deferral Accounts" which consist of the following Accounts:

(1)	"Retirement Bonus Account" which means a Participant's interest in this Plan composed of Bonus Deferrals posted for each Plan Year to the Participant under this Plan, if any (as identified by the Senior Vice President) for such Plan Year which are to be paid in the same manner as the Employee Savings Account, plus all income deemed credited to and minus all losses deemed charged to such Account, as measured by the investment returns of each Investment Fund designated by the Participant, and minus all withdrawals and distributions actually charged to such Account.

(2)	"Fixed Date Bonus Account" which means a Participant's interest in this Plan composed of Bonus Deferrals posted for each Plan Year to the Participant under this Plan (as identified by the Senior Vice President) for such Plan Year which are not to be paid in the same manner as the Employee Savings Account, but are to be paid on a specific Payment Date selected by the Participant for that Plan Year's Bonus Deferrals, plus all income deemed credited to and minus all losses deemed charged to such Account, as measured by the investment returns of each Investment Fund designated by the Participant, and minus all withdrawals and distributions actually charged to such Account.

(3)	"MIC Deferral Account" which means a Participant's interest in this Plan composed of MIC Deferrals posted for each Plan Year on or after January 1, 1994, and prior to January 1, 2000, to the Participant under this Plan, if any (as identified by the Senior Vice President) for such Plan Year, plus all income deemed credited to and minus all losses deemed charged to such Account, as measured by the investment returns of each Investment Fund designated by the Participant, and minus all withdrawals and distributions actually charged to such Account.

(4)	"LTIP Deferral Account" which means a Participant's interest in this Plan composed of LTIP Deferrals posted for each Plan Year to the Participant under this Plan, if any (as identified by the Senior Vice President) for such Plan Year, plus all income deemed credited to and minus all losses deemed charged to such Account, as measured by the investment returns of each Investment Fund designated by the Participant, and minus all withdrawals and distributions actually charged to the Account.

1.3	“Advance Election” means a Participant’s election to receive his or her Employee Savings Account and Employer Savings Account (and ERP Accounts elected to be treated the same as the Employee Savings Account and Employer Savings Account) and Retirement Bonus Account in a Single Lump Sum or an Installment Form of Payment, made in compliance with the requirements of Section 9.5.

1.4	“Appendix” means a written supplement attached to this Plan and made a part hereof which has been added in accordance with the provisions of this Plan.

1.5	“Beneficiary” means, with respect to the balance of a Participant’s Accounts as of the death of such Participant, each person designated by the Participant on his or her most recent Beneficiary election form approved by the Senior Vice President; provided that if a Participant fails to designate a Beneficiary or if all such designated persons predecease the Participant, then Beneficiary means any person designated by the Participant (actually or by default) to receive the balance of any of his or her accrued benefit which is payable with respect to the death of such Participant under the RSP. An individual who is entitled to receive a Survivor Benefit on and after the death of a Participant will remain a Beneficiary until the receipt of the balance of all of such Accounts to which he or she is entitled.

1.6	"Board of Directors" means the board of directors of the Company or the Parent.

1.7	“Bonus Deferral” means the amount of voluntary salary reduction elected by the Participant for a Plan Year from his or her MIC Award under the Plan.

1.7	“Bonus Deferral” means the amount of voluntary salary reduction elected by the Participant for a Plan Year from his or her MIC Award under the Plan.

1.8	“Change of Control” means, determined separately for each Participating Employer, an event which shall be deemed to have occurred if (i) there shall be consummated (A) any consolidation or merger of the Parent, if one exists, or the Participating Employer in which either the Parent or the Participating Employer, respectively, is not the continuing or surviving corporation or pursuant to which shares of the Parent’s or the Participating Employer’s common stock are converted into cash, securities or other property, other than a merger in which the holders of the Parent’s or the Participating Employer’s common stock, respectively, immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange or other transfer (in one transaction or in a series of related transactions) of all or substantially all the assets of either the Parent or the Participating Employer, or (ii) the shareholders of either the Parent or the Participating Employer shall approve any plan or proposal for such corporation’s liquidation or dissolution, or (iii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than the Parent, Participating Employer or their subsidiaries, or any employee benefit plan sponsored by the Parent, the Participating Employer or their subsidiaries, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of either the Parent or the Participating Employer representing twenty-five percent (25%) or more of the combined voting power of the Parent’s or the Participating Employer’s, respectively, then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, or (iv) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Participating Employer shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Parent’s or the Participating Employer’s shareholders, respectively, of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period; provided however, notwithstanding (i), (ii), (iii) or (iv) above, the proposed transaction wherein PepsiCo, Inc. would acquire a less than fifty percent (50%) interest in the common stock of Whitman Corporation or its successor by merger shall not constitute a “Change of Control.”

1.9	“Company” means PepsiAmericas, Inc. or any successor entity by operation of law or any successor entity which affirmatively adopts the Plan, the Trust and the obligations of PepsiAmericas, Inc. with respect to the Plan and the Trust.

1.10	“Compensation” means the amount recognized under this Plan from which a Participant can make a Deferral. Specific types of Compensation with respect to each Participating Employer include:

(a)	For all purposes other than in (b) or (c) below, for any Plan Year, a Participant's "Compensation," as defined in the RSP for the Plan Year. Notwithstanding the preceding sentence, Compensation shall be determined

(1)	without regard to the Compensation Limit;

(2)	by including a Participant's MIC Award paid or payable during the Plan Year (whether or not payment of all or a portion of the MIC Award is deferred by the Participant to a later Plan Year) but will not include that portion of an MIC Award plus earnings paid during the same Plan Year as a result of an earlier election to defer payment of such portion of the MIC Award;

(3)	by including a Participant's LTIP Cash Account paid or payable during the Plan Year (whether or not all or a portion of the LTIP Cash Account payment is deferred by the Participant to a later Plan Year) but will not include that portion of an LTIP Cash Account plus earnings paid during the same Plan Year as a result of an earlier election to defer payment of such portion of the LTIP Cash Account; and

(4)	by including Employee Savings Deferrals deferred during the Plan Year.

(b)	For purposes of Bonus Deferrals and MIC Deferrals, a Participant's MIC Award (other than that portion of the MIC Award which is an Employee Savings Deferral) and excluding an amount equal to the sum of (i) the Employee's portion of taxes imposed by the Federal Insurance Contributions Act with respect to the MIC Award, with respect to the Employer Savings Deferrals on the portion of the MIC Award which is an Employee Savings Deferral, and, if needed, with respect to the Retirement Benefit accrual under the Supplemental Pension Plan, for that Plan Year and other applicable withholding amounts.

(c)	For purposes of LTIP Deferrals, a Participant's LTIP Cash Account (other than that portion of the LTIP Cash Account which is an Employee Savings Deferral) and excluding an amount equal to the sum of (i) the Employee's portion of taxes imposed by the Federal Insurance Contributions Act with respect to the LTIP Cash Account, with respect to the Employer Savings Deferral on the portion of the LTIP Cash Account which is an Employee Savings Deferral, and, if needed after withholding from the MIC Award, with respect to the Retirement Benefit accrual under the Supplemental Pension Plan, for that Plan Year and other applicable withholding amounts.

1.11	"Compensation Committee" means the Management Resources and Compensation Committee of the Board of Directors.

1.12	“Compensation Limit” means the limitation on the amount of Compensation which may be considered after application of Code Section 401(a)(17).

1.13	“Contribution Dollar Limit” means the combined annual applicable dollar amount and catch-up contribution limit imposed on each Participant pursuant to Sections 402(g)(1)(B) and 414(v) of the Code, as of January 1, 2003 (as indexed for cost of living adjustments pursuant to Code Sections 402(g)(4) and 414(v)(2)(C)).

1.14	“Conversion Election” means, effective on or after January 1, 2001, an election, on such form that may be required by the Senior Vice President, by a Participant to change the method of measuring the investment return on all or some specified portion of such Participant’s Accounts. No Conversion Election shall be deemed to have been given to the Senior Vice President unless it is complete and delivered in accordance with the procedures established by such Senior Vice President for this purpose.

1.15	"Deferrals" means amounts posted to this Plan by the Company or a Participant. Specific types of deferrals include:

(a)	"Employee Savings". An amount posted after the Effective Date based upon the Participant's Deferral Election to defer some of his or her Compensation.

(b)	"Employer Savings". An amount posted after the Effective Date based upon the Employee Savings Deferral made by the eligible Participant.

(c)	"Employer Nonelective". An amount posted after the Effective Date based on the percentage level of Pay Based Contributions made by the Participating Employer to the RSP for a Plan Year.

(d)	"Replacement RSP Employee". An amount posted after 1993 and prior to January 1, 2000, based upon the Participant's Deferral Election to defer some or all of his or her Compensation.

(e)	"Replacement RSP Employer". An amount posted after 1993 and prior to January 1, 2000, based upon the Replacement RSP Employee Deferral made by the eligible Participant.

(f)	"RSP Employee". An amount posted prior to 1994 on a pre-tax basis which the Participant could have elected if he or she were participating actively in the RSP.

(g)	"RSP Employer". An amount posted prior to January 1, 1994 related to pre-tax contributions which the Participant could not make to the RSP or which are made on behalf of Designated Participants without regard to such pre-tax contributions.

(h)	"Bonus". An amount posted to the Participant's Retirement Bonus Account or Fixed Date Bonus Account based upon the Participant's Deferral Election to defer some or all of his or her MIC Compensation.

(i)	"MIC". An amount posted after 1993 and prior to January 1, 2000, to the Participant's MIC Deferral Account based upon the Participant's Deferral Election to defer some or all of his or her MIC Compensation.

(j)	"LTIP". An amount posted to the Participant's LTIP Deferral Account based upon the Participant's Deferral Election to defer some or all of his LTIP Compensation.

1.16	“Deferral Election” or “Election” means irrevocable elections (subject to Section 3.3) made by a Participant (a) to reduce his or her Compensation for each payroll period during a Plan Year by an amount equal to the product of his or her Deferral Percentage and such Compensation subject to the Deferral Election; and (b) to waive hardship withdrawal rights in the RSP which do not qualify for a hardship under this Plan.

For purposes of Bonus, MIC and LTIP Deferrals, Election also means irrevocable elections (subject to Section 3.3) made by a Participant (a) to select whether Bonus Deferrals for that Plan Year will be paid either (1) in the same manner and time as Employee Savings Deferrals, or (2) on a Payment Date specified by the Participant; and (b) if the Bonus Deferral is to be paid at a specified date selected by the Participant, to select the Payment Date for that Plan Year’s Bonus Deferral.

For all other purposes of the Plan, Election also means irrevocable elections (subject to Section 3.3) made by a Participant to use the same Deferral Percentage to make elective deferrals for the Plan Year to the RSP.

1.17	“Deferral Percentage” means (a) with respect to Employee Savings Deferrals, the percentage of a Participant’s Compensation for a Plan Year which is to be deferred and posted to this Plan, (b) with respect to Bonus Deferrals, the percentage of a Participant’s MIC Compensation for a Plan Year which is to be deferred and posted to this Plan, and (c) with respect to LTIP Deferrals, the percentage of the Participant’s LTIP Compensation for a Plan Year which is to be deferred and posted to this Plan.

1.18	“Effective Date” means January 1, 2003, the date on which the provisions of this amended and restated Plan became effective, unless otherwise noted.

1.19	“Eligible Employee” means (a) with respect to MIC Deferrals, each Employee who is participating in the PepsiAmericas, Inc. Management Incentive Compensation Plan during that Plan Year with respect to which an MIC Award is granted, (b) with respect to LTIP Deferrals, each Employee who is participating in the Long Term Incentive Plan during the Plan Year with respect to which a cash award is granted as to each Participating Employer for a Plan Year, and (c) with respect to all other portions of the Plan, each Employee who is participating in the PepsiAmericas, Inc. Management Incentive Compensation Plan and the RSP during that Plan Year.

1.20	“Employee” means any person who is considered to be an employee of a Participating Employer pursuant to the personnel policies of the Participating Employer; and on and after a Change of Control, who renders services as a common law employee to the Participating Employer.

1.21	“Employer” means a member of the same controlled group of corporations, within the meaning of Section 414(b) and (c) of the Code, as the Company.

1.22	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.23	"Exchange Act" means the Securities Exchange Act of 1934, as amended.

1.24	“Insider” means for a Plan Year, or any portion thereof, the Participant is subject to the reporting requirements of Section 16 of the Exchange Act.

1.25	“Installment Form of Payment” means, with respect to his or her Employee Savings Account, Employer Savings Account (and ERP Accounts elected to be treated the same as the Employee Savings Account and Employer Savings Account), and Retirement Bonus Account, the payment of such Accounts in annual installments over a period of fifteen (15) years, or if paid pursuant to an Advance Election, over a period of five (5) years, with each installment being an amount equal to the amount determined by dividing the applicable balance of such Accounts as of the date of payment by the number of dates of payment remaining in the installment period (including the current date of payment).

1.26	“Internal Revenue Code” or “Code” means the Internal Revenue Code of 1986, as amended, any subsequent Internal Revenue Code and final Treasury Regulations. If there is a subsequent Internal Revenue Code, any references herein to Internal Revenue Code Sections shall be deemed to refer to comparable Sections of any subsequent Internal Revenue Code.

1.27	“Investment Election” means, effective on and after the Effective Date, an election, on such form that may be required by the Senior Vice President, made by a Participant to direct the method of measuring the investment return on his or her Deferrals. No Investment Election shall be deemed to have been given to the Senior Vice President unless it is complete and delivered in accordance with the procedures established by such Senior Vice President for this purpose.

1.28	“Investment Fund” or “Fund” means one or more of the investment alternatives which are available under the RSP at any determination date unless designated otherwise by the Management Committee, and which are used by this Plan as a measurement of investment return on Accounts.

1.29	“Investment Grade Rating” means a rating either (a) at or above Baa by Moody’s Investors Service, Inc. or (b) at or above BBB by Standard & Poor’s Corporation, or the prevailing equivalent ratings at the time.

1.30	“Long Term Incentive Plan” means the plan designated as such and adopted by each Participating Employer.

1.31	“LTIP Cash Account” means the vested account under the Long Term Incentive Plan which is payable after the end of its vesting period and which the Participant has not elected to have paid in the form of options to purchase shares of PepsiAmericas, Inc. common stock.

1.32	“Management Committee” means the Management Committee appointed pursuant to the terms of the Trust which will have the power to manage and control the operation and administration of this Plan.

1.33	"MIC Award" means the amount of award payable to a Participant under the PepsiAmericas, Inc. Management Incentive Compensation Plan.

1.34	“Notice Date” means the date established by the Senior Vice President as the deadline for it to receive a Deferral Election or any other notification with respect to an administrative matter in order to be effective under this Plan.

1.35	“Parent” means any person (as such term is used in Sections 13(d) and l4(d)(2) of the Exchange Act), other than any employee benefit plan sponsored by the Parent or a Participating Employer, (i) having directly or indirectly a beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Participating Employer representing twenty-five percent (25%) or more of the combined voting power of the Participating Employer’s then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors; and (ii) with an Investment Grade Rating.

1.36	“Participant” means an Eligible Employee who begins to participate in this Plan after completing the eligibility requirements. An individual will remain a Participant until the distribution of the balance of all of his or her Accounts.

1.37	"Participating Employer" means an Employer that has adopted the Plan in accordance with Article XIII.

1.38	“Pay Based Contribution” means the “Pay Based Contribution” to the RSP made by a Participating Employer with respect to Compensation paid to a Participant.

1.39	“Payment Date” means (a) with respect to each Fixed Date Bonus Account, the Payment Date selected by the Participant, (b) with respect to the LTIP Deferral Account, a date which is as soon as reasonably and administratively practicable following the Participant’s Termination of Employment, and (c) with respect to all other Accounts, the date payment of the Participant’s Retirement Benefit under the Pension Plan is made or commences to be made, or if the Participant has no Retirement Benefit under the Pension Plan, the first day of the month next following the month in which occurs the later of (1) his or her attainment of age fifty-five (55) or (2) his or her Termination of Employment.

1.40	"Pension Plan" means the PepsiAmericas, Inc. Pension Plan for Salaried Employees and any Successor Plan.

1.41	"Plan" means the PepsiAmericas, Inc. Executive Deferred Compensation Plan, as it may be validly amended from time to time.

1.42	“Plan Year” means the annual Accounting Period (or less than an annual Accounting Period for a new Participant) with respect to each Participant which ends on each December 31.

1.43	“RSP” means the PepsiAmericas, Inc. Salaried 401(k) Plan, known prior to January 1, 2003 as the PepsiAmericas, Inc. Salaried Retirement Savings Plan, as amended from time to time and any Successor Plan.

1.44	“Senior Vice President” means the Senior Vice President-Human Resources of PepsiAmericas, Inc. or any person who shall succeed to the functional responsibilities of said office. The Senior Vice President shall have the power and authority to act, to the extent delegated to him or her, on behalf of the Company (and all Employers) with respect to matters which relate to the Plan. The Senior Vice President may empower a representative to act on its behalf and such person shall have the authority to act within the scope of such empowerment to the full extent the Senior Vice President could have acted.

1.45	“Settlement Date” means the date on which financial transactions from a Trade Date are considered to be settled which is deemed to be the same date as of which such transaction would have settled under the RSP with respect to the same type of financial transaction (e.g. Investment Election or Conversion Election).

1.46	"Spouse" means a person who is considered the Participant's spouse under the RSP.

1.47	“Successor Plan” means a tax-qualified, retirement plan described in Section 401(a) of the Code into which the assets and liabilities have been merged or transferred in accordance with Section 414(l) of the Code and Section 208 of ERISA from the Pension Plan or RSP, and which provides benefits, options, features and rights, each comparable in material respects to those available in the Pension Plan or RSP.

1.48	"Supplemental Pension Plan" means the PepsiAmericas, Inc. Supplemental Pension Plan.

1.49	“Survivor Benefit” means a monthly (or single sum) benefit payable to a Beneficiary and determined in accordance with this Plan.

1.50	“Sweep Date” means the date established by the Senior Vice President as the cutoff date and time for the Senior Vice President to receive notification with respect to a financial transaction in order to be processed with respect to such Trade Date.

1.51	“Termination of Employment” occurs when a person ceases to be an Employee as determined by the personnel policies of a Participating Employer; provided however, transfer of employment from a Participating Employer, or from one affiliate of a Participating Employer, to another affiliate of a Participating Employer shall not constitute a Termination of Employment for purposes of this Plan. If a person would cease to be an Employee because of a Change of Control, solely for the purpose of this Plan, such person will not be considered to have incurred a Termination of Employment if the person’s successor employer, either expressly or by operation of law, assumes the Plan and Trust, the obligations and liabilities of the Plan and Trust with respect to such Participating Employer, and agrees to the responsibilities of such Participating Employer under the Plan and Trust.

1.52	“Trade Date” means the date as of which a financial transaction is considered by this Plan to have occurred which is deemed to be the same date as of which such transaction would have occurred under the RSP with respect to the same type of financial transaction (e.g. Investment Election or Conversion Election).

1.53	"Trust" means the trust created by the PepsiAmericas, Inc. Benefit Trust Agreement as it may be validly amended from time to time.

ARTICLE II PARTICIPATION

2.1	Eligibility. On or after the Effective Date:

(a)	Participant on the Effective Date. Each person who has a balance in his or her Accounts as of the Effective Date shall be a Participant as of the Effective Date.

(b)	Other Eligible Employee. Each other Eligible Employee shall become a Participant with respect to the Plan Year in which he or she becomes an Eligible Employee; provided however, on or after January 1, 1999, a person who was an Employee prior to becoming an Eligible Employee shall become a Participant as of the first day of the Plan Year commencing on or after the date he or she became an Eligible Employee, except where an Employer is adopting the Plan in which case a person who is an Eligible Employee during the Plan Year in which occurs the effective date of adoption by such Participating Employer will become a Participant as of the date such adoption is effective or as otherwise provided by the adopting resolutions of such Participating Employer.

ARTICLE III PARTICIPANT DEFERRAL ELECTIONS

3.1	Employee Deferral Election. Prior to the date payments of Accounts are accelerated under Sections 9.10 or 9.11, the following shall apply; after such date, no Deferral Elections will be effective.

(a)	For each Plan Year commencing on or after the Effective Date, a Participant who is an Eligible Employee and who desires to have Employee Savings Deferrals made on his or her behalf shall file a Deferral Election pursuant to procedures specified by the Senior Vice President specifying his or her Deferral Percentage of (a) not less than five percent (5%) nor more than one hundred percent (100%) with respect to a MIC Deferral, (b) not less than zero percent (0%) nor more than one hundred percent (100%) with respect to an LTIP Deferral, and (c) not less than two percent (2%) nor more than one hundred percent (100%) with respect to all other types of Deferrals (stated as a whole integer percentage) and authorizing the Compensation otherwise payable to him or her for a Plan Year to be reduced and deferred hereunder.

(b)	Notwithstanding subsection (a) hereof, for any Plan Year the Senior Vice President may, without amending this Plan, determine that the maximum Deferral Percentage shall be lesser than the percentages set forth in subsection (a) hereof. Otherwise, the maximum Deferral Percentage as provided in subsection (a) hereof shall apply.

(c)	Any Employee Savings Deferral Election which has not been properly completed, or which is submitted at a time when the Participant does not have outstanding a properly completed Investment Election, will be deemed to not have been received and will be void. A Participant's Deferral Election shall be effective only if received by the Senior Vice President on or before the Notice Date for a Plan Year.

(d)	For the 1999 Plan Year, Replacement RSP Deferral Elections made by a Participant prior to the Effective Date shall remain in effect, and notwithstanding (a) above, such Participant may not make an Employee Savings Deferral Election for the 1999 Plan Year.

3.2	Election Procedures. If properly received by the Senior Vice President, a Deferral Election may be effective only with respect to Compensation paid in a Plan Year to which the Deferral Election applies and only with respect to Compensation paid after the Notice Date for the Deferral Election. Consistent with the above, the Senior Vice President may establish rules and procedures governing when a Deferral Election will be effective and what Compensation will be deferred by the Deferral Election; provided such rules and procedures are not more permissive than the terms and provisions of this Plan.

3.3	Coordination with RSP. Notwithstanding a Participant’s Deferral Election, if a Participant makes a “401(k) Hardship” withdrawal from the RSP during a Plan Year, the “401(k) Hardship” withdrawal rules of the RSP suspending the Deferral Election, which are intended to be applicable to this Plan, are incorporated by reference herein and made a part hereof, but only to the extent required by Treas. Reg. § 1.401(k)-1, in order for the RSP to be a qualified cash or deferred arrangement.

ARTICLE IV DEFERRALS AND POSTINGS

4.1	Employer Savings Deferral.

(a)	Frequency and Eligibility. For each period after the Effective Date for which an Eligible Participant makes an Employee Savings Deferral Election or Bonus Deferral Election, the Participating Employer shall post to this Plan on behalf of such Eligible Participant an Employer Savings Deferral as described in subsection (b) below. Effective January 1, 2004, for purposes of Employer Savings Deferrals, an Eligible Participant is a Participant who has completed six (6) consecutive months of service with the Employer.

(b)	Posting and Allocation Method. The Employer Savings Deferral for each period shall be an amount equal to the excess, if any, of (1) over (2) where (1) is the lesser of the amount of his or her Compensation for the period designated by the Eligible Participant as an Employee Savings Deferral or Bonus Deferral Election on his or her Deferral Election and six percent (6%) of his or her Compensation for the period and (2) is the amount of Employer Matching Contributions made for the Eligible Participant for the same period to the RSP. The aggregate amount of Employer Savings Deferrals shall be further reduced on December 31 of each Plan Year by the amount of any "True Up Contribution" (as defined in the RSP) made for the Eligible Participant to the RSP. The Employer Savings Deferral shall be posted to the Employer Savings Account of such Eligible Participant as of the same date the Employee Savings Deferral which it matches is posted.

4.2	Employee Savings Deferral.

(a)	Frequency and Eligibility. For each period after the Effective Date for which a Participant's Employee Savings Deferral Election is in effect, the Participating Employer shall post to this Plan on behalf of each Participant an Employee Savings Deferral as described in subsection (b) below.

(b)	Posting. The Employee Savings Deferral for each Participant shall be an amount equal to (1) plus the excess, if any, of the sum of (2) plus (3) in excess of (4) where (1) is the amount of his or her Bonus Deferral designated by the Participant as an Employee Savings Deferral on his or her Deferral Election, (2) is the amount of his or her Compensation (reduced by the Bonus Deferral) for the period designated by the Participant as an Employee Savings Deferral on his or her Deferral Election, (3) is the sum of similar amounts for each preceding period in the Plan Year and (4) if the Participant is also a participant in the RSP for that period, is the amount of the Contribution Dollar Limit for the Plan Year. The Employee Savings Deferral shall be posted to the Employee Savings Account of such Participant as of the date such Compensation (or Bonus Deferral) amount would otherwise have been paid to the Participant.

4.3	Replacement RSP Employer Deferral.

(a)	Frequency and Eligibility. For the 1999 Plan Year, if a Participant makes a Replacement RSP Employee Deferral, Pepsi-Cola General Bottlers, Inc. shall post to this Plan on behalf of such Participant a Replacement RSP Employer Deferral as described in the following Posting and Allocation Method paragraph.

(b)	Posting and Allocation Method. The Replacement RSP Employer Deferral for each period shall total one hundred percent (100%) of each eligible Participant's Replacement RSP Employee Deferral for the period, provided that no Replacement RSP Employer Deferral shall be made based upon a Participant's Replacement RSP Employee Deferral in excess of six percent (6%) of his or her Compensation. The Replacement RSP Employer Deferral shall be posted to the Replacement RSP Employer Account of such Participant as of the same date the Replacement RSP Employee Deferral which it matches is posted.

4.4	Replacement RSP Employee Deferral.

(a)	Frequency and Eligibility. For the 1999 Plan Year, Pepsi-Cola General Bottlers, Inc. shall post to this Plan on behalf of each Participant an amount equal to the amount designated by the Participant as an Replacement RSP Employee Deferral on his or her Deferral Election.

(b)	Posting. The Replacement RSP Employee Deferral shall be posted to the Replacement RSP Employee Account of such Participant as of the date such Compensation amount would otherwise have been paid to the Participant.

4.5	Employer Nonelective Deferral.

(a)	Frequency and Eligibility. For each period on and after January 1, 2002, for which the Participating Employer makes a Pay Based Contribution to the RSP on behalf of an Eligible Participant's Compensation, the Participating Employer shall post to this Plan on behalf of such Eligible Participant an Employer Nonelective Deferral as described in subsection (b) below. Effective January 1, 2004, for purposes of Employer Nonelective Deferrals, an Eligible Participant is a Participant who has completed six (6) consecutive months of service with the Employer.

(b)	Posting. The Employer Nonelective Deferral by a Participating Employer for each Eligible Participant shall be an amount equal to the excess, if any, of (1) over (2) where (1) is the amount of Employer Nonelective Deferral for the period based on Compensation for such period and (2) is equal to the amount of Pay Based Contribution made for the Eligible Participant by such Participating Employer for the same period to the RSP. The Employer Nonelective Deferral shall be posted to the Employer Savings Account of such Eligible Participant as of the same date the Pay Based Contribution is made to the RSP.

4.6	Retirement Bonus Account Deferral.

(a)	Frequency and Eligibility. For each Plan Year for which a Participant makes a Bonus Deferral Election that is to be paid in the same manner as the Employee Savings Deferral, the Participating Employer shall post to this Plan on behalf of such Participant a Bonus Deferral as described in the following Posting and Allocation Method paragraph.

(b)	Posting and Allocation Method. The Bonus Deferral for each MIC Award equal to the amount of the Bonus Deferral Election shall be posted to the Retirement Bonus Account of such Participant as of the same date the MIC Award would otherwise have been paid to the Participant which it matches is posted.

4.7	Fixed Date Bonus Account Deferral.

(a)	Frequency and Eligibility. For each Plan Year for which a Participant makes a Bonus Deferral Election that is not to be paid in the same manner as the Employee Savings Deferral, the Participating Employer shall post to this Plan on behalf of each Participant such Bonus Deferral as described in the following Posting and Allocation Method paragraph.

(b)	Posting and Allocation Method. The Bonus Deferral for each MIC Deferral equal to the amount of the Bonus Deferral Election shall be posted to the Fixed Date Bonus Account of such Participant as of the date the MIC Award would otherwise have been paid to the Participant.

4.8	LTIP Bonus Account Deferral.

(a)	Frequency and Eligibility. For each Plan Year for which a Participant makes an LTIP Deferral Election, the Participating Employer will post to this Plan on behalf of such Participant an LTIP Deferral as described in the following Posting and Allocation Method paragraph.

(b)	Posting and Allocation Method. The LTIP Deferral for each LTIP Cash Account equal to the amount of the LTIP Deferral Election will be posted to the LTIP Deferral Account of such Participant as of the date the LTIP Cash Account would otherwise have been paid to the Participant (or would have been paid but for the Participant's election to defer payment).

ARTICLE V ACCOUNTING FOR PARTICIPANTS’ ACCOUNTS AND FOR INVESTMENT FUNDS

5.1	Individual Participant Accounting.

(a)	Account Maintenance. The Senior Vice President shall cause each Participating Employer to reflect transactions involving amounts posted to the Accounts for each Participant and the measurement of investment returns on Accounts in accordance with this Plan. Investment returns during or with respect to an Accounting Period shall be Accounted for at the individual Account level by "posting" such returns by each Participating Employer to each of the appropriate Accounts of each affected Participant. Account values shall be maintained in shares, units or dollars.

(b)	Trade Date Accounting and Investment Cycle. For any financial transaction involving a change in the measurement of investment returns, withdrawals or distributions to be processed as of a Trade Date, the Senior Vice President must receive instructions by the Sweep Date and such instructions shall apply only to amounts posted to the Accounts as of the Trade Date. Such financial transactions in an Investment Fund shall be posted to a Participant's Accounts as of the Trade Date and based upon the Trade Date values. All such transactions shall be effected on the Settlement Date (or as soon as is administratively feasible) relating to the Trade Date as of which the transaction occurs.

(c)	Suspension of Transactions. Whenever the Senior Vice President considers such action to be appropriate, the Senior Vice President, in its discretion, may suspend from time to time the Trade Date.

(d)	Error Correction. The Senior Vice President may correct any errors or omissions in the administration of this Plan by restoring or charging any Participant's Accounts with the amount that would be credited or charged to the Accounts had no error or omission been made.

5.2	Accounting for Investment Funds. The investment returns of each Investment Fund shall be tracked in the same manner as such Investment Funds are tracked under the RSP. Investment income, earnings, and losses charged against the Accounts shall be based solely upon the actual performance (net of expenses and charges allowed under the RSP) of each of the Investment Funds for the period of time all or some portion of each of the Accounts has been designated to use such Investment Fund as a measurement of investment returns. A change of measurement of returns from one Investment Fund to another, or a distribution or withdrawal, shall be determined as of the same dates and in the same manner as if amounts posted in Accounts were actually invested in the RSP and such financial transactions were being implemented in the RSP.

ARTICLE VI INVESTMENT FUNDS AND ELECTIONS

6.1	Elections.

(a)	General. A Participant must make a separate Investment Election and Conversion Election with respect to the Deferrals and Accounts; provided however, (1) if no Investment Election or Conversion Election is received from a Participant, such Participant will, if applicable, be deemed to have submitted a Conversion Election, effective January 1, 1994 with respect to his or her Accounts as of December 31, 1993, which designates a percentage of such Accounts to have its investment returns measured by an Investment Fund which is the same percentage and investment fund in the RSP that such Participant had previously been deemed to have designated prior to January 1, 1994, with the exception that any amounts designated to measure the investment returns of the Windsor Fund shall instead use the Large Company Fund; and (2) if no Conversion Election is received to direct the reinvestment of proceeds payable upon liquidation of the PepsiCo Stock Fund, the proceeds will be invested in the Fixed Income Fund of the RSP.

(b)	Prior to January 1, 1994. A Participant's Investment Election and Conversion Election with respect to this Plan were deemed to be identical to each comparable investment direction made by the Participant under the RSP. Effective January 1, 1994, this Plan no longer uses a Participant's RSP investment directions.

6.2	Investment of Deferrals.

(a)	Investment Election. Each Participant may designate the one or more Investment Funds which will serve as a measurement of investment returns for Deferrals posted to his or her Accounts (and the portion of such Accounts attributable to such Deferrals) by making an Investment Election in the manner designated by the Senior Vice President. Each Investment Election shall apply proportionately to all Deferrals based upon the relative amount of each.

(b)	Effective Date of Investment. Election Change of Investment Election. A Participant's initial Investment Election will be effective with respect to a Fund on the Trade Date which relates to the Sweep Date on which or prior to which the Investment Election is received pursuant to procedures specified by the Senior Vice President. Any Investment Election which has not been properly completed will be deemed not to have been received. A Participant's Investment Election shall continue in effect, notwithstanding any change in his or her Compensation or his or her Deferral Percentage, until the effective date of a new Investment Election. A change in Investment Election shall be effective with respect to a Fund on the Trade Date which relates to the Sweep Date on which or prior to which the Senior Vice President receives the Participant's new Investment Election.

6.3	Investment of Accounts.

(a)	Conversion Election. Notwithstanding a Participant's Investment Election, a Participant or Beneficiary may change the measurement of investment returns of his or her Accounts by making a Conversion Election in the manner designated by the Senior Vice President. Each Conversion Election shall apply proportionately to all affected Accounts based upon the relative balance of each.

(b)	Effective Date of Conversion Election. A Conversion Election to change a Participant's measurement of investment returns of his or her Accounts in one Investment Fund to another Fund shall be effective with respect to such Funds on and after the Trade Date which relates to the Sweep Date on which or prior to which the Election is received pursuant to procedures specified by the Senior Vice President. Notwithstanding the foregoing, to the extent required by any provisions of an Investment Fund, the effective date of any Conversion Election may be delayed or the amount of any permissible Conversion Election may be reduced. Any Investment Election which has not been properly completed will be deemed not to have been received.

6.4	Restrictions on Measurement. The following additional restrictions shall apply to the measurement of investment return of Deferrals and Accounts:

(a)	Effective after January 1, 2003, an Investment Election shall be permitted which results in a measurement of investment return for Deferrals to be an Investment Fund invested primarily in Company Stock and a Conversion Election shall be permitted which results in a measurement of investment return for Accounts into or out of an Investment Fund invested primarily in Company Stock (prior to January 1, 2003 and after January 1, 1994, there was no Investment Election permitted which resulted in a measurement of investment return for Deferrals through an Investment Fund invested primarily in Company Stock and no Conversion Election was permitted which resulted in a measurement of investment return for Accounts into or out of an Investment Fund invested primarily in Company Stock);

(b)	Any limitations, conditions or restrictions which may be imposed by the Senior Vice President; and

(c)	Any limitation, condition or restriction which is imposed on the measurement of investment returns in or the liquidation of funds out of any Investment Fund in the RSP.

6.5	Procedures. The procedures, frequency and time deadlines for making an Investment Election or Conversion Election shall be the same as the applicable procedures, frequency and time deadlines in the RSP, except to the extent provided otherwise in this Plan or by the Senior Vice President.

6.6	PepsiCo Transfer Account.

(a)	Each Participant with a PepsiCo Transfer Account invested in a PepsiCo Capital Stock Account shall have available to such Participant as an Investment Fund the PepsiCo Capital Stock Fund described in (b) hereof, but only to the extent that such Account was invested in such PepsiCo Capital Stock Account on January 1, 2001 and only for so long as the PepsiCo Capital Stock Fund is available in the RSP. Such a Participant may file a Conversion Election to transfer out of the PepsiCo Capital Stock Fund to another Investment Fund, but may not make a Conversion Election to transfer Accounts into the PepsiCo Capital Stock Fund.

(b)	Accounts invested in the PepsiCo Capital Stock Account phantom option are adjusted to reflect an investment in PepsiCo Capital Stock. An amount deferred or transferred into this option is converted to phantom shares of PepsiCo Capital Stock of equivalent value by dividing such amount by the Fair Market Value of a share of PepsiCo Capital Stock on the date as of which the amount is invested in this option by this Plan. Only whole shares are determined. Any remaining amount (and all amounts that would be received by the Account as dividends, if dividends were paid on phantom shares of PepsiCo Capital Stock as they are on actual shares) are credited to a dividend subaccount that is invested in the phantom option in the Fixed Income Account.

(1)	A Participant's interest in the PepsiCo Capital Stock Account is valued as of a Valuation Date by multiplying the number of phantom shares credited to such Participant's Account on such date by the Fair Market Value of a share of PepsiCo Capital Stock on such date, and then adding the value of the Participant's dividend subaccount.

(2)	If shares of PepsiCo Capital Stock change by reason of any stock split, stock dividend, recapitalization, merger, consolidation, spinoff, combination or exchange of shares or other similar corporate change, such equitable adjustment shall be made in the number of shares credited to an Account or subaccount as the Plan may determine to be necessary or appropriate.

(c)	For purposes of this Section, "Fair Market Value" and "Valuation Date" have the following meanings:

(1)	"Fair Market Value" means, for purposes of converting a Participant's deferrals to PepsiCo Capital Stock as of any date, the Fair Market Value of PepsiCo Capital Stock determined as the average of the high and low price on such date for PepsiCo Capital Stock as reported on the composite tape for securities listed on the New York Stock Exchange, Inc., rounded to four decimal places. For purposes of determining the value of a Plan distribution or for reallocating amounts between phantom investment options under the Plan, the Fair Market Value of PepsiCo Capital Stock is determined as the closing price on the applicable Valuation Date (identified's based on the Plan's current procedures) for PepsiCo Capital Stock, whichever is applicable, as reported on the composite tape for securities listed on the New York Stock Exchange, Inc., rounded to four decimal places.

(2)	"Valuation Date" means each date as of which Participant Accounts are valued in accordance with procedures of the Plan that are currently in effect. Values are determined as of the close of a Valuation Date or, if such date is not a business day, as of the close of the immediately preceding business day.

6.7	MIC Deferral Accounts. Effective January 1, 2003, all MIC Deferral Accounts shall be subject to the Investment Fund and Investment Election criteria described above in this Article VI, except that a separate Investment Election must be made by a Participant with respect to such MIC Deferral Accounts. Prior to January 1, 2003, all MIC Deferral Accounts shall have interest posted thereto by the Participating Employer as a measurement of investment return. The rate of interest deemed to be earned on such MIC Deferral Accounts on any day shall be the Baa Corporate Bond Yield Average published by Moody’s Investors Service, Inc. for the first business day in the January or July coincident with or last preceding such day. For any day prior to April 1, 2000, the rate of interest shall be the stated prime rate of interest charged by Harris Trust and Savings Bank on the first business day in the January or July coincident with or last preceding such day.

ARTICLE VII VESTING AND FORFEITURES

7.1	Fully Vested Deferral Accounts.

Except as provided in Section 7.2 below, a Participant shall be fully vested and have a nonforfeitable right to his or her Accounts at all times.

7.2	Partially Vested Deferral Accounts. Effective January 1, 2004:

(a)	A Participant shall be fully vested and have a nonforfeitable right to his or her Employer Savings Account only upon the occurrence of any one or more of the following events:

(1)	Completion of at least a minimum number of Years of Vesting Service in the Vesting Schedule, as described in subsection (b) below, for a 100% nonforfeitable percentage.

(2)	Attainment of age 65.

(3)	Termination of Employment for reason of a Disability. For this purpose, Disability means the incapacity of a Participant on account of bodily injury or physical or mental disease which has been determined under the Social Security or Railroad Retirement Act or under any plan of long-term disability insurance provided by a third-party carrier, to entitle the Participant to disability benefits.

(4)	Death while an Employee.

(b)	If a Participant has a Termination of Employment, the Participant shall be vested and have a nonforfeitable right to his or her Employer Savings Account, determined in accordance with the following Vesting Schedule:

Years of Vesting Service	Nonforfeitable Percentage

Less than 1 year	0%
1 year but less than 2 years	20%
2 years but less than 3 years	40%
3 years but less than 4 years	60%
4 years but less than 5 years	80%
5 years or more	100%

(c)	A forfeiture of a Participant's nonvested Employer Savings Account shall occur under the Plan as of a Participant's Termination of Employment. Forfeitures shall be used to reduce future Employer Savings Deferrals and Employer Nonelective Deferrals that must be made by the Employer.

(d)	A Year of Service for Vesting shall have the same meaning as such term is defined in the RSP.

7.3	Retain Full Vesting. Notwithstanding anything in the Plan to the contrary, once a Participant is fully vested in an Account, the Participant shall always be fully vested in such Account.

ARTICLE VIII WITHDRAWALS

8.1	Withdrawals for Hardship.

(a)	Requirements. A Participant may request the withdrawal of any amount from the portion of his or her Accounts (not in excess of the balance of such Accounts) needed to satisfy a financial need by making a withdrawal request in accordance with a procedure established by the Senior Vice President. A financial need for this purpose is a severe, unanticipated hardship, the occurrence of which is beyond the Participant's control and for which the amount needed to satisfy the hardship is determined only after the Participant has used other readily available funds or resources (other than this Plan and the RSP).

(b)	Account Sources for Withdrawal. The withdrawal amount shall come only from the following Accounts, in the following priority order:

RSP Employee Account
RSP Employer Account
Replacement RSP Employer Account
Replacement RSP Employee Account
Employee Savings Account
MIC Deferral Account
Fixed Date Bonus Account
LTIP Deferral Account
Retirement Bonus Account
Employer Savings Account

8.2	Withdrawal Processing.

(a)	Minimum Amount. There is no minimum payment for any type of withdrawal.

(b)	Application by Participant. A Participant must submit a withdrawal request, in accordance with a procedure established by the Senior Vice President, to the Senior Vice President to apply for any type of withdrawal.

(c)	Approval by Senior Vice President. The Senior Vice President is responsible for determining that a withdrawal request conforms to the requirements described in this Section and notifying the Participating Employer of any payments to be made in a timely manner. Any request to make a withdrawal by the Senior Vice President may be approved only by disinterested members of the Management Committee, or if none, the Compensation Committee.

(d)	Time of Processing. The Participating Employer shall process all withdrawal requests which it receives by a Sweep Date, based on the value as of the Trade Date to which it relates, and fund them on the next Settlement Date. The Participating Employer shall then make payment to the Participant as soon thereafter as is administratively feasible.

(e)	Medium and Form of Payment. The medium of payment for withdrawals is cash. The form of payment for withdrawals shall be a single installment.

(f)	Investment Fund Sources. Within each Account used for funding a withdrawal, amounts shall be taken by type of investment measurement in direct proportion to the value of the Participant's Accounts in each Investment Fund at the time the withdrawal is made.

ARTICLE IX DISTRIBUTIONS

Benefits payable under this Plan shall be paid in the form and time prescribed below.

9.1	Form and Timing of Employee Savings Account and Employer Savings Account Distributions. This Section shall govern the form and timing of distributions of the Employee Savings Account and Employer Savings Account (and ERP Accounts directed to be treated the same as the Employee Savings Account and Employer Savings Account) that begin on or after the Effective Date. Plan distributions that begin before that date shall be governed by the prior terms of the ERP. The provisions of this Section 9.1 are in all cases subject to the cashout rules set forth in Section 9.7.

(a)	No Advance Election: This subsection shall apply to a Participant who does not have an Advance Election in effect as of the close of business on the day before his or her Termination of Employment and for whom Sections 9.10 and 9.11 do not apply. Subject to the next sentence, a Participant described in this subsection shall be paid his or her Employee Savings Account and Employer Savings Account (and ERP Accounts directed to be treated the same as the Employee Savings Account and Employer Savings Account), whichever is applicable, in the Installment Form of Payment for fifteen (15) years commencing at the same time as he or she is paid his or her Retirement Benefit under the Pension Plan. If a Participant has no Retirement Benefit under the Pension Plan, his or her Retirement Bonus Account will be paid in the Installment Form of Payment for fifteen (15) years commencing on the first day of the month next following the month in which occurs the later of (1) his or her attainment of age fifty-five (55); or (2) his or her Termination of Employment. If a Participant's Payment Date occurs while he or she is still an employee of the Participating Employer (because of the time of payment provisions in Code Section 401(a)(9)), payment under the Plan shall not begin until the first of the month next following the Participant's Termination of Employment. In this instance, the form of payment under this Plan shall remain the Installment Form of Payment for fifteen (15) years.

(b)	Advance Election in Effect: his subsection shall apply to a Participant: (i) who has an Advance Election in effect as of the close of business on the day before his or her Termination of Employment, (ii) whose Termination of Employment is after the Effective Date, and (iii) if Sections 9.10 and 9.11 do not apply. To be in effect, an Advance Election must meet the advance receipt and other requirements of Section 9.5.

(1)	Lump Sum Election: If a Participant covered by this subsection has an Advance Election to receive a single lump sum in effect as of the close of business on the day before his or her Termination of Employment, the Participant's Employee Savings Account and Employer Savings Account (and ERP Accounts directed to be treated the same as the Employee Savings Account and Employer Savings Account) shall be paid as a single lump sum as of the first of the month coincident with or next following his or her Termination of Employment.

(2)	Installment Election: If a Participant covered by this subsection has an Advance Election to receive an Installment Form of Payment in effect as of the close of business on the day before his or her Termination of Employment, the Participant's Employee Savings Account and Employer Savings Account (and ERP Accounts directed to be treated the same as the Employee Savings Account and Employer Savings Account) shall be paid in an Installment Form of Payment for five (5) years beginning on the first of the month coincident with or next following his or her Termination of Employment.

9.2	Form and Timing of Retirement Bonus Account Distributions. This Section shall govern the form and timing of distributions of the Retirement Bonus Account that begin on or after the Effective Date. Plan distributions that begin before that date shall be governed by the prior terms of the Plan. The provisions of this Section 9.2 are in all cases subject to the cashout rules set forth in Section 9.7.

(a)	No Advance Election: This subsection shall apply to a Participant who does not have an Advance Election in effect as of the close of business on the day before his or her Termination of Employment and for whom Sections 9.10 and 9.11 do not apply. Subject to the next sentence, a Participant described in this subsection shall be paid his or her Retirement Bonus Account in the Installment Form of Payment for fifteen (15) years commencing at the same time as he or she is paid his or her Retirement Benefit under the Pension Plan. If a Participant has no Retirement Benefit under the Pension Plan, his or her Retirement Bonus Account will be paid in the Installment Form of Payment for fifteen (15) years commencing on the first day of the month next following the month in which occurs the later of (1) his or her attainment of age fifty-five (55); or (2) his or her Termination of Employment. If a Participant's Payment Date occurs while he or she is still an employee of the Participating Employer (because of the time of payment provisions in Code Section 401(a)(9)), payment under the Plan shall not begin until the first of the month next following the Participant's Termination of Employment and the form of payment under this Plan shall remain the Installment Form of Payment for fifteen (15) years.

(b)	Advance Election in Effect: This subsection shall apply to a Participant: (i) who has an Advance Election in effect as of the close of business on the day before his or her Termination of Employment, (ii) whose Termination of Employment is after the Effective Date, and (iii) if Sections 9.10 and 9.11 do not apply. To be in effect, an Advance Election must meet the advance receipt and other requirements of Section 9.5.

(1)	Lump Sum Election: If a Participant covered by this subsection has an Advance Election to receive a single lump sum in effect as of the close of business on the day before his or her Termination of Employment, the Participant's Retirement Bonus Account shall be paid as a single lump sum as of the first of the month coincident with or next following his or her Termination of Employment.

(2)	Installment Election: If a Participant covered by this subsection has an Advance Election to receive an Installment Form of Payment in effect as of the close of business on the day before his or her Termination of Employment, the Participant's Retirement Bonus Account shall be paid in an Installment Form of Payment for five (5) years beginning on the first of the month coincident with or next following his or her Termination of Employment

9.3	Form and Timing of Fixed Date Bonus Account Distributions. This Section shall govern the form and timing of distributions of the Fixed Date Bonus Account that begin on or after the Effective Date. Plan distributions that begin before that date shall be governed by the prior terms of the Plan.

(a)	Form: The form of payment of the balance of each Participant's Fixed Date Bonus Account for each Plan Year will be a single sum payment.

(b)	Timing: The Payment Date of the balance of a Participant's Fixed Date Bonus Account for each Plan Year shall be the fixed Payment Date selected by the Participant on the Deferral Election Form for the Plan Year.

9.4	Form and Timing of LTIP Deferral Account Distributions. This Section shall govern the form and timing of distributions of the LTIP Deferral Account that begin on or after the Effective Date.

(a)	Form: The form of payment of the balance of each Participant's LTIP Deferral Account will be a single sum payment.

(b)	Timing: The balance of a Participant's LTIP Deferral Account will be paid on the Payment Date.

9.5	Procedures for Elections. This Section sets forth the procedures for making Advance Elections.

(a)	In General: To qualify as an Advance Election for purposes of Sections 9.1 and 9.2, an election must be made in writing, on the form designated by the Senior Vice President, and must be signed by the Participant. These requirements also apply to any revocations of such elections. Spousal consent is not required for any election (or revocation of election) under the Plan.

(b)	Advance Election: To qualify as an Advance Election, an election must be made on or after the Effective Date, and meet the following requirements:

(1)	Election: The Participant shall designate on the Advance Election form whether the Participant elects to take his or her Employee Savings Account, Employer Savings Account (and ERP Accounts elected to be treated the same as the Employee Savings Account and Employer Savings Account) and Retirement Bonus Account in the form of an Installment Form of Payment or a single lump sum.

(2)	Receipt by Senior Vice President: The Advance Election must be received by the Senior Vice President before the start of the calendar year containing the Participant's Termination of Employment, and at least six (6) months before the Termination of Employment. An election that meets the foregoing requirements shall remain effective until it is changed or revoked.

(3)	Change or Revocation of Election: A Participant may change an Advance Election by filing a new Election that meets the foregoing requirements. A Participant may revoke an Advance Election only by filing a revocation that is received by the Senior Vice President before the start of the calendar year containing the Participant's Termination of Employment, and at least six (6) months before the Termination of Employment.

Any Advance Election by a Participant shall be void if the Participant is not entitled to Accounts.

9.6	Survivor Benefit of Accounts. Upon the death of a Participant, the remaining balance in his or her Accounts shall be paid to the Participant’s Beneficiary in a single sum as soon as administratively possible after the Participant’s death; provided however, if such payment will result in any portion of the payment (or any other amount paid to such Beneficiary during the same Plan Year) not being deductible by reason of Code Section 162(m), the Senior Vice President may defer payment to a later Payment Date designated by it and such Accounts shall continue to have investment returns measured under this Plan.

9.7	Cashout Distributions. If, at a Participant’s Termination of Employment, the aggregate value of the Participant’s Accounts (other than the Fixed Date Bonus Account) is equal to or less than $20,000, the Senior Vice President shall distribute to the Participant such Participant’s Accounts in a single sum payment.

9.8	Grandfather Elections.

(a)	Prior to 1994: The timing and form of payment of the balance of Accounts and Survivor Benefit with respect to a Participant or Beneficiary, respectively as of any date of determination prior to 1994 shall be determined by the terms and provisions of the ERP as of such date.

(b)	ERP Accounts: The timing and payment of the balance of ERP Accounts shall be based upon (1) the "Deferral Elections" (as defined in the ERP prior to the Effective Date) of the Participant, (2) the "Enrollment Elections" (as defined in the ERP prior to the Effective Date) of the Participant, and (3) the terms of the ERP as they existed immediately prior to the Effective Date; provided however, notwithstanding the preceding, a Participant who is an Employee on the Effective Date may irrevocably elect, prior to July 1, 1999, to have his or her ERP Accounts paid on and after January 1, 2000, as if they were an Employee Savings Account and Employer Savings Account.

(c)	PepsiCo Transfer Account: The timing and payment of the balance of a PepsiCo Transfer Account shall be based upon the Participant's elections in effect on June 30, 1999, under the PepsiCo Executive Income Deferral Program and any future election rights the Participant would have had under such program with respect to the timing and form of payment of those accounts.

9.9	MIC Deferral Accounts. The timing and payment of MIC Deferral Accounts shall be based upon (1) the “Deferral Elections” (as defined in the Plan prior to May 21, 1999) of the Participant, (2) the “Enrollment Elections” (as defined in the Plan prior to May 21, 1999) of the Participant, and (3) the terms of the plan as they existed immediately prior to May 21, 1999.

9.10	Payment of Accounts Due to an Investment Grade Rating Change. Notwithstanding Sections 9.1, 9.2 or 9.7, if either (1) the Participating Employer or (2) the Parent is rated below an Investment Grade Rating, then the balance of a Participant’s Accounts maintained with respect to that Participating Employer shall be paid immediately in a single sum to such Participant.

9.11	Payment of Accounts Due to a Change of Control. On and after a Change of Control involving a Participating Employer and notwithstanding Sections 9.1, 9.2 or 9.7, in the event of a Participant’s Termination of Employment within three (3) years following a Change of Control, the balances of his or her Accounts maintained with respect to that Participating Employer shall be paid immediately in a single sum to such Participant.

ARTICLE X AMENDMENT

10.1	Prior to a Change of Control. The Company reserves the right to amend this Plan with respect to the Accounts of each Participating Employer from time to time by action of the Compensation Committee, but without the written consent of each Participant and Beneficiary of a deceased Participant, no such action may reduce or relieve any Participating Employer or the Company of any current, past or future obligation with respect to any balance of Accounts maintained by such Participating Employer under this Plan for such Participant (or Beneficiary) as of the date of such amendment, except (a) to the extent such amendment is required by written opinion of counsel to the Company to avoid recognition of income by a Participant or Beneficiary subject to federal income taxation; or (b) is determined by the Senior Vice President to be a necessary administrative amendment.

In addition, the Senior Vice President, acting on behalf of the Company, may amend, modify, change or revise the Plan, in whole or in part, or with respect to all persons or a designated group of persons provided, however (a) no such action may be taken if it could not have been adopted under this Section by the Compensation Committee, (b) no such action may be taken if it causes a change in the level or type of contributions to be made to the Plan or otherwise materially increase the duties and obligations of any or all Employers with respect to the Plans, and (c) no such action may amend Articles XI.

10.2	After a Change of Control. This Plan may not be amended with respect to the Accounts maintained by a Participating Employer following a Change of Control for that Participating Employer without the consent of affected Participants of such Participating Employer; however, this Section 10.2 will not apply to the Accounts of Participants maintained by Participating Employers not involved in a Change of Control.

ARTICLE XI TERMINATION

Notwithstanding Section 10.2, the Company, by action of the Compensation Committee, reserves the right to terminate this Plan with respect to the Accounts of each Participating Employer, provided the balance of Accounts maintained by such Participating Employer for such Participant (or for a Beneficiary) as of the date of termination shall be paid as soon as administratively possible.

ARTICLE XII ADMINISTRATION

12.1	Authority to Administer Plan. The Plan shall be administered by the Senior Vice President, which shall have the authority to interpret the Plan and issue such regulations as it deems appropriate. The Senior Vice President shall maintain Plan records and make benefit calculations, and may rely upon information furnished it by the Participant in writing, including the Participant’s current mailing address, age and marital status. The Senior Vice President’s interpretations, determinations, regulations and calculations shall be final and binding on all persons and parties concerned.

12.2	Facility of Payment. Whenever, in the Senior Vice President’s opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his or her financial affairs, the Senior Vice President may make payments to such person or to the legal representative of such person for his or her benefit, or the Senior Vice President may apply the payment for the benefit of such person in such manner as it considers advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this Section shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

12.3	Claims Procedure for Claims Made Prior to January 1, 2002.

(a)	Initial Review of Claim. If any individual believes that he has improperly been excluded from participation in the Plan, or if a Participant believes he is entitled to benefits in an amount greater than those which he is receiving or has received, he may file a claim with the Senior Vice President. Such a claim will be in writing and state the nature of the claim, the facts supporting the claim, the amount claimed, and the address of the claimant. The Senior Vice President will review the claim and, unless special circumstances require an extension of time, within 90 days after receipt of the claim, mail written notice by registered or certified mail to the claimant of the decision with respect to the claim. If special circumstances require an extension of time, the claimant will be so advised in writing mailed within the initial 90-day period and in no event will such an extension exceed 90 days. The notice of the decision with respect to the claim will be written in a manner calculated to be understood by the claimant and, if the claim is wholly or partially denied, set forth the specific reasons for the denial, specific references to the pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and an explanation of the claim review procedure under the Plan, including a notice that: (i) the claimant or his or her duly authorized representative may request a review of the denial in accordance with the procedures set forth in subsection (b) of this Section, (ii) the claimant may have reasonable access to pertinent documents, and (iii) the claimant may submit comments in writing to the Senior Vice President.

(b)	Appeal of Claim. Within 60 days after notice of the denial has been received by the claimant, the claimant or his or her duly authorized representative may request a review of the denial by the Senior Vice President by filing with the Senior Vice President, a written request for such review. If a request is so filed, review of the denial will be made by the Senior Vice President within 60 days after receipt of such request, unless special circumstances require an extension of time, and the claimant will be given written notice of the resulting final decision. If special circumstances require an extension of time, the claimant will be so advised in writing mailed within the initial 60-day period and in no event will an extension exceed 60 days. The notice of the Senior Vice President's final decision will include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based and will be written in a manner calculated to be understood by the claimant.

12.4	Claims Procedure for Claims Made on and after January 1, 2002.

(a)	Definitions. For purposes of this Section 12.4, the following words or phrases in quotes when capitalized will have the meaning set forth below:

(1)	"Adverse Benefit Determination" means a denial, reduction or the termination of, or a failure to provide or make payment (in whole or in part) with respect to a Claim for a benefit, including any such denial, reduction, termination, or failure to provide or make payment that is based on a determination of a Participant's or Beneficiary's eligibility to participate in the Plan.

(2)	"Claim" means a request for a benefit or eligibility to participate in the Plan, made by a Claimant in accordance with the Plan's procedures for filing Claims, as described in this Section 12.4.

(3)	"Claimant" is defined in Section 12.4(b)(2).

(4)	"Notice" or "Notification" means the delivery or furnishing of information to an individual in a manner that satisfies applicable Department of Labor regulations with respect to material required to be furnished or made available to an individual.

(5)	"Relevant Documents" include documents, records or other information with respect to a Claim that:

(A)	were relied upon by the Senior Vice President in making the benefit determination;

(B)	were submitted to, considered by or generated for, the Senior Vice President in the course of making the benefit determination, without regard to whether such documents, records or other information were relied upon by the Senior Vice President in making the benefit determination;

(C)	demonstrate compliance with administrative processes and safeguards required in making the benefit determination; or

(D)	constitute a statement of policy or guidance with respect to the Plan concerning the denied benefit for the Participant's circumstances, without regard to whether such advice was relied upon by the Senior Vice President in making the benefit determination.

(b)	Procedure for Filing a Claim. In order for a communication from a Claimant to constitute a valid Claim, it must satisfy the following paragraphs (1) and (2) of this paragraph (b).

(1)	Any Claim submitted by a Claimant must be in writing on the appropriate Claim form (or in such other manner acceptable to the Senior Vice President) and delivered, along with any supporting comments, documents, records and other information, to the Senior Vice President in person, or by mail postage paid, to the address for the Senior Vice President provided in the Summary Plan Description.

(2)	Claims and appeals of denied Claims may be pursued by a Participant or an authorized representative of the Participant (each of whom will be referred to in this section as a "Claimant"). However, the Senior Vice President may establish reasonable procedures for determining whether an individual has been authorized to act on behalf of a Participant.

(c)	Initial Claim Review. The initial Claim review will be conducted by the Senior Vice President, with or without the presence of the Claimant, as determined by the Senior Vice President in its discretion. The Senior Vice President will consider the applicable terms and provisions of the Plan and amendments to the Plan, information and evidence that is presented by the Claimant and any other information it deems relevant. In reviewing the Claim, the Senior Vice President will also consider and be consistent with prior determinations of Claims from other Claimants who were similarly situated and which have been processed through the Plan's claims and appeals procedures within the past 24 months.

(d)	Initial Benefit Determination.

(1)	The Senior Vice President will notify the Claimant of the Senior Vice President's determination within a reasonable period of time, but in any event (except as described in paragraph (2) below) within 90 days after receipt of the Claim by the Senior Vice President.

(2)	The Senior Vice President may extend the period for making the benefit determination by 90 days if it determines that such an extension is necessary due to matters beyond the control of the Plan and if it notifies the Claimant, prior to the expiration of the initial-90 day period, of circumstances requiring the extension of time and the date by which the Senior Vice President expects to render a decision.

(e)	Manner and Content of Notification of Adverse Benefit Determination.

(1)	The Senior Vice President will provide a Claimant with written or electronic Notice of any Adverse Benefit Determination, in accordance with applicable Department of Labor regulations.

(2)	The Notification will set forth in a manner calculated to be understood by the Claimant:

(A)	The specific reason or reasons for the Adverse Benefit Determination;

(B)	Reference to the specific provision(s) of the Plan on which the determination is based;

(C)	Description of any additional material or information necessary for the Claimant to perfect the Claim and an explanation of why such material or information is necessary; and

(D)	A description of the Plan's review procedures and the time limits applicable to such procedures, including a statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA following an Adverse Benefit Determination on review.

(f)	Procedure for Filing a Review of an Adverse Benefit Determination.

(1)	Any appeal of an Adverse Benefit Determination by a Claimant must be brought to the Senior Vice President within 60 days after receipt of the Notice of the Adverse Benefit Determination. Failure to appeal within such 60-day period will be deemed to be a failure to exhaust all administrative remedies under the Plan. The appeal must be in writing utilizing the appropriate form provided by the Senior Vice President (or in such other manner acceptable to the Senior Vice President); provided, however, that if the Senior Vice President does not provide the appropriate form, no particular form is required to be utilized by the Participant. The appeal must be filed with the Senior Vice President at the address listed in the Summary Plan Description.

(2)	A Claimant will have the opportunity to submit written comments, documents, records and other information relating to the Claim.

(g)	Review Procedures for Adverse Benefit Determinations.

(1)	The Senior Vice President will provide a review that takes into account all comments, documents, records and other information submitted by the Claimant without regard to whether such information was submitted or considered in the initial benefit determination.

(2)	The Claimant will be provided, upon request and free of charge, reasonable access to and copies of all Relevant Documents.

(3)	The review procedure may not require more than two levels of appeals of an Adverse Benefit Determination.

(h)	Timing and Notification of Benefit Determination on Review. The Senior Vice President will notify the Claimant within a reasonable period of time, but in any event within 60 days after the Claimant's request for review, unless the Senior Vice President determines that special circumstances require an extension of time for processing the review of the Adverse Benefit Determination. If the Senior Vice President determines that an extension is required, written Notice will be furnished to the Claimant prior to the end of the initial 60-day period indicating the special circumstances requiring an extension of time and the date by which the Senior Vice President expects to render the determination on review, which in any event will be within 60 days from the end of the initial 60-day period. If such an extension is necessary due to a failure of the Claimant to submit the information necessary to decide the Claim, the period in which the Senior Vice President is required to make a decision will be tolled from the date on which the notification is sent to the Claimant until the Claimant adequately responds to the request for additional information.

(i)	Manner and Content of Notification of Benefit Determination on Review.

(1)	The Senior Vice President will provide a written or electronic Notice of the Plan's benefit determination on review, in accordance with applicable Department of Labor regulations.

(2)	The Notification will set forth:

(A)	The specific reason or reasons for the Adverse Benefit Determination;

(B)	Reference to the specific provision(s) of the Plan on which the determination is based;

(C)	A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all Relevant Documents; and

(D)	A statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA following an Adverse Benefit Determination on review.

(j)	Management Committee. Notwithstanding anything in this Section 12.4 to the contrary, the Senior Vice President may delegate any or all of his or her duties under this Section 12.4 with respect to any Claimant's Claim to the Management Committee, at any time during the appeals process.

(k)	Statute of Limitations. No cause of action may be brought by a Claimant who has received an Adverse Benefit Determination later than two years following the date of such Adverse Benefit Determination.

12.5	Notices to Participants, Etc. Any notice, report or statement given, made, delivered or transmitted to a Participant or any other person entitled to or claiming benefits under the Plan will be deemed to have been duly given, made or transmitted when sent via messenger, delivery service, facsimile or mailed by first class mail with postage prepaid and addressed to the Participant or such person at the address last appearing on the records of the Senior Vice President. A Participant or other person may record any change of his or her address from time to time by following the procedures established by the Senior Vice President.

12.6	Notices to Senior Vice President. Any written direction, notice or other communication from Participants or any other person entitled to or claiming benefits under the Plan to the Senior Vice President will be deemed to have been duly given, made or transmitted either when delivered to such location as will be specified upon the forms prescribed by the Senior Vice President for the giving of such direction, notice or other communication or when otherwise received by the Senior Vice President.

ARTICLE XIII PARTICIPATING EMPLOYERS

13.1	Adoption. Each Employer, with the approval of the Senior Vice President, may adopt the Plan for its Eligible Employees who become Participants. To the extent Accounts are funded by a Participating Employer with respect to a Participant who is an Eligible Employee of that Participating Employer, the liability for payment of those Accounts, plus income and losses deemed credited thereto under this Plan, will be solely that of such Participating Employer. A Participating Employer may adopt the Plan by action of their board of directors or any delegate of such board.

13.2	Transfers of Employment. If a Participant becomes an Eligible Employee of another Participating Employer, new Accounts will be created for the Participant while an Eligible Employee of the new Participating Employer. Each Participating Employer will be responsible for maintaining and funding the Accounts accrued while the Participant was an Eligible Employee with that Participating Employer, plus income and losses deemed credited thereto under this Plan.

13.3	Withdrawal from Plan. Each Participating Employer, by action of its board of directors or its delegate, may withdraw from participation in the Plan with the approval of the Senior Vice President. Upon withdrawal, Eligible Employees of that Participating Employer will cease to be Eligible Employees. On and after the effective date of such withdrawal, the withdrawing Employer will continue to be treated as a Participating Employer but only with respect to the Accounts accrued by its Participants while they were Eligible Employees, plus income and losses credited thereto under this Plan, and will continue to be solely liable to such Participants for such Accounts.

ARTICLE XIV MISCELLANEOUS PROVISIONS

14.1	Finality of Determination. The determination of the Senior Vice President as to any disputed questions arising under this Plan, including questions of construction and interpretation shall be final, binding, and conclusive upon all persons.

14.2	Expenses. The expenses of administering this Plan shall be borne by each Participating Employer, as determined by the Senior Vice President.

14.3	Indemnification and Exculpation. The Senior Vice President and his or her delegates, members of the Management Committee, its agents and officers, directors and employees of the Company and each Participating Employer shall be indemnified and held harmless by the Company and each Participating Employer against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by them in settlement (with the Participating Employer’s written approval) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability, or expense is due to such person’s gross negligence or willful misconduct.

14.4	Funding. While all benefits payable under this Plan with respect to Participants of a Participating Employer constitute general corporate obligations, the Company may establish a separate irrevocable grantor trust for the benefit of all Participants, which trust shall be subject to the claims of the general creditors of each Participating Employer in the event of such corporation’s insolvency, to be used as a reserve for the discharge of that Participating Employer’s obligations under this Plan to its Participants. Any payments made to a Participant under the separate trust for his or her benefit shall reduce dollar for dollar the amount payable to the Participant from the general assets of the Participating Employer. The amounts payable under this Plan shall be reflected on the accounting records of the Participating Employer with respect to its Participants but shall not be construed to create or require the creation of a trust, custodial, or escrow account, except as described above in this Section. No Participant (or Beneficiary of a Participant) shall have any right, title, or interest whatever in or to any investment reserves, Accounts, or funds that the Participating Employer may purchase, establish, or accumulate to aid in providing benefits under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create a trust or fiduciary relationship of any kind between the Company, a Participating Employer, the Parent or Compensation Committee and a Participant, Beneficiary or any other person. Neither a Participant nor Beneficiary shall acquire any interest greater than that of an unsecured, general creditor. Neither the Company, the Parent nor another Participating Employer will have any liability for the Accounts of Participants of a different Participating Employer, nor will the assets of any trust held for the benefit of the Company or another Participating Employer be used to pay the benefits of Participants of a different Participating Employer.

14.5	Corporate Action. The Company, through the authority vested in the Board of Directors, has appointed the Compensation Committee to act on behalf of the whole Board of Directors of the Company. Therefore, any action required of or permitted by the Company under this Plan shall be by resolution of the Compensation Committee or any person or persons authorized by resolution of such Compensation Committee.

Further, the Board of Directors has appointed the Senior Vice President and has enabled him or her to have the power and authority to administer the Plan, to the extent delegated to such person in the Plan.

14.6	Interests not Transferable. Accounts payable under the Plan or the right to receive future benefits under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder, including any assignment or alienation in connection with a divorce, separation, child support or similar arrangement, shall be null and void and not binding on a Participating Employer. A Participating Employer shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

14.7	Effect on Other Benefit Plans. Amounts credited or paid under this Plan shall not be considered to be compensation for the purposes of a qualified pension plan maintained by any Participating Employer. The treatment of such amounts under other employee benefits plans shall be determined pursuant to the provisions of such plans.

14.8	Legal Fees and Expenses. After a Change of Control, the Participating Employer involved in the Change of Control shall pay all reasonable legal fees and expenses which the Participant or a Beneficiary may incur as a result of the Participating Employer’s contesting the validity, enforceability or the Participant’s interpretation of, or determinations made under, this Plan or the Trust with respect to Accounts funded by that Participating Employer.

14.9	Deduction of Taxes from Amounts Payable.

(a)	Distribution. The Participating Employer shall deduct from the amount to be distributed such amount as the Participating Employer, in its sole discretion, deems proper to protect the Participating Employer against liability for the payment of death, succession, inheritance, income, or other taxes, and out of money so deducted, the Participating Employer may discharge any such liability and pay the amount remaining to the Participant, the Beneficiary or the deceased Participant's estate, as the case may be.

(b)	Withholding. The Participating Employer may withhold whatever taxes (including FICA, state or federal taxes) it, in its sole discretion, deems proper to protect the Participating Employer against liability for the payment of such withholding taxes and out of the money so deducted, the Participating Employer may discharge any such liability. Withholding for this purpose may come from any wages due to the Participant, or if none, from the Participant's Accounts hereunder.

14.10	Facility of Payment. If a Participant or Beneficiary is declared an incompetent or is a minor and a conservator, guardian, or other person legally charged with his or her care has been appointed, any benefits to which such Participant or Beneficiary is entitled shall be payable to such conservator, guardian, or other person legally charged with his or her care. The decision of the Senior Vice President in such matters shall be final, binding, and conclusive upon the Company, Participating Employer and upon each Participant, Beneficiary, and every other person or party interested or concerned. The Company, Participating Employer, Compensation Committee, Management Committee and Senior Vice President shall not be under any duty to see to the proper application of such payments.

14.11	Merger. This Plan shall be binding and enforceable with respect to the obligation of each Participating Employer against any successor to such Participating Employer by operation of law or by express assumption of the Plan, and such successor shall be substituted hereunder for the Participating Employer.

14.12	Gender and Number. Except when the context indicates to the contrary, when used herein, masculine terms shall be deemed to include the feminine, and singular the plural.

14.13	Invalidity of Certain Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and this Plan shall be construed and enforced as if such provisions, to the extent invalid or unenforceable, had not been included.

14.14	Headings. The headings or articles are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

14.15	Notice and Information Requirements. Except as otherwise provided in this Plan or as otherwise required by law, no Participating Employer shall have any duty or obligation to affirmatively disclose to any Participant or Beneficiary, nor shall any Participant or Beneficiary have any right to be advised of, any material information regarding any Participating Employer, or at any time prior to, upon or in connection with the Participating Employer’s purchase, or any other distribution or transfer (or decision to defer any such distribution) of any assets or common stock of a Participating Employer.

14.16	Governing Law. This Plan shall be governed by the laws of the State of Delaware.